UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On April 28, 2016, GWG Holdings, Inc. issued a press release reporting the financial results for its first fiscal quarter ended March 31, 2016.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 26, 2016, the Board of Directors of GWG Holdings adopted an amendment to its Certificate of Designation for Redeemable Preferred Stock that revised Section 4(a) of the Certificate of Designation to provide that the regular record date to be used for determining the holders of record entitled to receive any payment of dividends is the final business day of the month on which GWG Holdings’ common stock trades or is eligible to trade, subject to the requirement that a holder must have held shares of Redeemable Preferred Stock for more than two business days. Previously, the record date had been the last calendar day of each month.

In addition, Section 9(a)(i) of the Certificate of Designation was deleted in its entirety and Section 9(a)(ii) was amended, the result of which deletion and amendment revised the redemption terms of the Certificate of Designation to permit holders to request redemption at any time (thereby eliminating the previous one-year holding requirement), and without volume limitations (thereby eliminating the previous limitation that a holder could request redemption for a maximum of up to 25% of such holder’s shares of Redeemable Preferred Stock). The amendment to Section 9(a)(ii) also revised the redemption fees applicable to a holder who requests redemption of Redeemable Preferred Stock to be: (i) 12% if the redemption is requested before the first anniversary of the original issuance of such shares; (ii) 10% if the redemption is requested on or after the first anniversary and before the second anniversary of the issuance of such shares; (iii) 8% if the redemption is requested on or after the second anniversary and before the third anniversary of the issuance of such shares; and (iv) no redemption fee if the redemption requested on or after the third anniversary of issuance. A copy of the amendment is filed as Exhibit 3.1 to this report. The description of the amendment contained above is qualified in its entirety by the actual text of the amendment.

Item 5.07        Submission of Matters to a Vote of Security Holders.

GWG Holdings held its annual meeting of stockholders on April 22, 2016. At the meeting, stockholders of GWG Holdings took the following actions:

(i)     The stockholders elected seven directors to serve as members of the Board of Directors until the next annual meeting of stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Jon R. Sabes	4,854,132	24,087
Paul A. Siegert	4,854,132	24,087
Steven F. Sabes	4,854,132	24,087
Charles H. Maguire III	4,855,432	22,787
David H. Abramson	4,855,432	22,787
Jeffrey L. McGregor	4,855,432	22,787
Shawn R. Gensch	4,855,432	22,787

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(ii)     The stockholders approved an amendment to the GWG Holdings’ Certificate of Designation for Redeemable Preferred Stock. The holders of 4,829,706 shares voted for this proposal; the holders of 19,863 shares voted against this proposal; and the holders of 28,650 shares abstained.

(iii)    The stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of GWG Holdings for the year ending December 31, 2016. The holders of 4,857,183 shares voted for this proposal; the holders of 18,404 shares voted against this proposal; and the holders of 2,632 shares abstained.

Solicitation was made and consents were received from the holders of Redeemable Preferred Stock to approve the amendment to the Certificate of Designation discussed above.

Item 7.01        Regulation FD Disclosure.

As indicated above, on April 28, 2016, GWG Holdings issued a press release.

The information in Items 2.02 and 7.01 of this Report on Form 8-K are to be considered filed with the Securities and Exchange Commission. A copy of the press release reporting the information included in Items 2.02 and 7.01 is filed as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits.

3.1	Amendment to Certificate of Designation for Redeemable Preferred Stock (filed herewith)
99.1	Press release dated April 28, 2016 (filed herewith)

Exhibit 99.1 is to be considered filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: April 28, 2016	By:	/s/ William Acheson
William Acheson
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Certificate of Designation for Redeemable Preferred Stock (filed herewith)
99.1	Press release dated April 28, 2016 (filed herewith)

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